Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS FIRST QUARTER 2023 RESULTS

•Q1’23 Revenue from Continuing Business of $756.3 million, up 23% year over year on strong growth in Consumer Care external value-based consumers served
•Q1’23 Net Loss from Continuing Business of $94.8 million, Adjusted EBITDA Loss of $35.1 million
•Consumer Care segment generated positive Operating Income in Q1’23
•Q1’23 California MCR was 89.0% excluding prior period Medical Costs, consistent with seasonal expectations
•Maintaining expectation for 2023 consolidated Adjusted EBITDA profitability†

MINNEAPOLIS, MN (May 9, 2023) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company serving aging and underserved consumers with unmet clinical needs, today reported financial results for its first quarter ended March 31, 2023.

“Bright Health had a strong start to the year in the First Quarter. The Consumer Care segment generated positive Operating Income, and the Medical Cost Ratio in our Medicare Advantage business was in-line with our expectations after adjusting for prior period costs and given normal seasonality patterns,” said Mike Mikan, President and CEO of Bright Health. “Our Consumer Care business continued to add value-based care consumers in the First Quarter, and along with strength in our ACO REACH business, we believe that the segment is positioned well for long-term profitable growth.”

Key Metrics

	As of March 31,
	2023	2022
Consumer and Patient Metrics
Bright HealthCare Consumers	123,000	120,000
Consumer Care Value-Based Consumers	373,000	530,000

	Three Months Ended
($ in thousands)	March 31
	2023	2022
Financial Metrics
Revenue	$756,341	$613,263
Medical Cost Ratio - Bright HealthCare[1]	95.0%	96.7%
Net Loss from Continuing Operations	$(94,792)	$(163,514)
Adjusted EBITDA (non-GAAP)	$(35,053)	$(59,089)

1 Bright HealthCare Medical Cost Ratio includes $27.5 million in prior period medical costs (608bps) in the three months ended March 31, 2023, and $2.1 million in prior period medical costs (49bps) in the three months ended March 31, 2022.

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above.

Financial Outlook

For full year 2023, Bright Health is providing the following guidance and commentary:

Bright Health’s 2023 Revenue and Adjusted EBITDA profitability expectations are unchanged, while Adjusted Operating Cost Ratio now forecast for the high end of the prior range.

•Bright Health’s Enterprise Revenue is expected to be between $2.9 billion and $3.1 billion
•On a segment basis, Bright HealthCare Revenue is expected to be greater than $1.8 billion, while Consumer Care Revenue is expected to be between $1.1 billion and $1.3 billion
•Enterprise Adjusted Operating Cost Ratio is expected to be approximately 14%†
•Bright Health expects to be Adjusted EBITDA profitable in 2023†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, impairment of goodwill or intangible assets, transaction costs, share-based compensation expense, changes in the fair value of equity securities, changes in the fair value of contingent consideration, contract termination costs, restructuring costs; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as stock-based compensation, changes in the fair value of contingent consideration, contract termination costs, and depreciation and amortization. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed May 9, 2023 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facility, including financial covenants, both during and after any waiver period, and/or obtain any additional waivers of any terms of our credit facility to the extent required; our ability to sell our Medicare Advantage business in California on acceptable terms, including our ability to receive the proceeds thereof in a manner that would alleviate our current financial position; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California; potential disruptions to our business due to our corporate restructuring and resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into ACO REACH; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$382,506	$466,325
Short-term investments	12,112	13,206
Accounts receivable, net of allowance of $6,513 and $6,098, respectively	125,241	73,605
ACO REACH performance year receivable	882,884	99,181
Current assets of discontinued operations	2,225,739	2,783,474
Prepaids and other current assets	142,932	134,843
Total current assets	3,771,414	3,570,634
Other assets:
Long-term investments	3,816	5,401
Property, equipment and capitalized software, net	40,747	42,596
Goodwill	760,078	760,078
Intangible assets, net	242,286	249,083
Other non-current assets	29,664	37,260
Total other assets	1,076,591	1,094,418
Total assets	4,848,005	4,665,052
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$458,465	$411,753
Accounts payable	33,638	67,854
Unearned revenue	139,416	242
ACO REACH performance year obligation	719,420	—
Short-term borrowings	303,947	303,947
Current liabilities of discontinued operations	2,225,739	2,783,474
Other current liabilities	131,256	121,424
Total current liabilities	4,011,881	3,688,694
Other liabilities	32,191	36,673
Total liabilities	4,044,072	3,725,367

Redeemable noncontrolling interests	223,503	219,758
Redeemable Series A preferred stock, $0.0001 par value; 750,000 shares authorized in 2023 and 2022; 750,000 shares issued and outstanding in 2023 and 2022	747,481	747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized in 2023 and 2022; 175,000 shares issued and outstanding in 2023 and 2022	172,936	172,936
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2023 and 2022; 636,142,597 and 630,271,508 shares issued and outstanding in 2023 and 2022, respectively	63	63
Additional paid-in capital	3,005,592	2,972,271
Accumulated deficit	(3,331,406)	(3,156,395)
Accumulated other comprehensive loss	(2,236)	(4,429)
Treasury Stock, at cost, 2,522,148 shares at March 31, 2023, and December 31, 2022, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(339,987)	(200,490)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$4,848,005	$4,665,052

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Premium revenue	$502,918	$458,962
ACO REACH revenue	239,807	182,797
Service revenue	13,570	12,392
Investment income (loss)	46	(40,888)
Total revenue	756,341	613,263
Operating expenses:
Medical costs	688,515	594,248
Operating costs	140,324	159,117
Restructuring charges	3,357	6,864
Depreciation and amortization	9,891	12,897
Total operating expenses	842,087	773,126
Operating loss	(85,746)	(159,863)
Interest expense	7,787	1,193
Other income	—	(784)
Loss from continuing operations before income taxes	(93,533)	(160,272)
Income tax expense	1,259	3,242
Net loss from continuing operations	(94,792)	(163,514)
Loss from discontinued operations, net of tax	(74,669)	(17,115)
Net Loss	(169,461)	(180,629)
Net earnings from continuing operations attributable to noncontrolling interests	(5,550)	(14,605)
Series A preferred stock dividend accrued	(9,714)	(8,938)
Series B preferred stock dividend accrued	(2,180)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(186,905)	$(204,172)

Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders
Continuing operations	$(0.18)	$(0.30)
Discontinued operations	(0.12)	(0.02)
Basic and diluted loss per share	(0.30)	(0.32)

Basic and diluted weighted-average common shares outstanding	631,534	628,765

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(169,461)	$(180,629)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,891	13,041
Impairment of intangible assets	—	6,720
Share-based compensation	33,320	32,921
Deferred income taxes	436	717
Unrealized loss on equity securities	—	40,968
Other, net	(2,807)	2,378
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(43,409)	(29,221)
ACO REACH performance year receivable	(783,703)	(638,641)
Other assets	22,448	(22,270)
Medical cost payable	(423,459)	337,180
Risk adjustment payable	4,153	354,276
Accounts payable and other liabilities	(119,416)	52,182
Unearned revenue	137,563	(18,402)
ACO REACH performance year obligation	719,420	533,537
Net cash (used in) provided by operating activities	(615,024)	484,757
Cash flows from investing activities:
Purchases of investments	(2,880)	(782,091)
Proceeds from sales, paydown, and maturities of investments	690,161	154,765
Purchases of property and equipment	(1,863)	(5,491)
Business divestitures, net of cash disposed of	1,370
Business acquisitions, net of cash acquired	—	(310)
Net cash provided by (used in) investing activities	686,788	(633,127)
Cash flows from financing activities:
Net proceeds from short-term borrowings	—	(155,000)
Proceeds from issuance of preferred stock	—	747,481
Proceeds from issuance of common stock	1	257
Distributions to noncontrolling interest holders	(1,805)	—
Net cash (used in) provided by financing activities	(1,804)	592,738
Net increase in cash and cash equivalents	69,960	444,368
Cash and cash equivalents – beginning of year	1,932,290	1,061,179
Cash and cash equivalents – end of period	$2,002,250	$1,505,547
Supplemental disclosures of cash flow information:
Changes in unrealized loss on available-for-sale securities in OCI	$2,193	$(26,340)
Cash paid for interest	7,157	1,168

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Bright HealthCare
($ in thousands)	Three Months Ended March 31,
Statement of income (loss) and operating data:	2023	2022

Revenue:
Premium revenue	$453,370	$430,313
Investment income (loss)	46	80
Total revenue	453,416	430,393
Operating expenses
Medical costs	430,928	416,200
Operating costs	49,453	41,117
Depreciation and amortization	4,408	4,459
Total operating expenses	484,789	461,776
Operating loss	$(31,373)	$(31,383)
Medical Cost Ratio (MCR)(1)	95.0%	96.7%

1 Bright HealthCare medical cost ratio includes $27.5 million in prior period medical costs (608bps) in the three months ended March 31, 2023, and $2.1 million in prior period medical costs (49bps) in the three months ended March 31, 2022.

Consumer Care
($ in thousands)	Three Months Ended March 31,
Statement of income (loss) and operating data:	2023	2022

Revenue:
Premium revenue	$49,548	$28,649
Affiliated revenue	—	368,053
ACO REACH revenue	239,807	182,797
Service revenue	13,570	12,392
Investment income (loss)	—	(40,968)
Total revenue	302,925	550,923
Operating expenses
Medical costs	257,587	566,694
Operating costs	37,814	47,281
Depreciation and amortization	3,132	7,002
Total operating expenses	298,533	620,977
Operating income (loss)	$4,392	$(70,054)

Bright Health Group, Inc. and Subsidiaries
Historical Financials
Recast Income Statement(1)
(in thousands)

($ in thousands)
	Three Months Ended
Consolidated Statements of Income (loss) and operating data:	March 31,	June 30,	September 30,	December 31,
	2022	2022	2022	2022
Revenue:
Premium revenue	$458,962	$437,234	$423,995	$444,758
ACO REACH revenue	182,797	137,205	145,433	188,652
Service revenue	12,392	12,811	12,079	10,731
Investment income (loss)	(40,888)	(16,213)	4,882	(2,800)
Total revenue	613,263	571,037	586,389	641,341
Operating costs
Medical costs	594,248	507,322	506,235	598,438
Operating costs	159,117	140,650	146,532	185,731
Restructuring charges	6,864	2,791	1,215	20,869
Goodwill impairment	—	—	70,017	1,208
Intangibles impairment	—	—	42,611	—
Depreciation and amortization	12,897	13,227	13,904	10,402
Total operating costs	773,126	663,990	780,514	816,648
Operating loss	(159,863)	(92,953)	(194,125)	(175,307)
Interest expense	1,193	337	4,905	6,386
Other income	(784)	2	(2)	—
Loss from continuing operations before income taxes	(160,272)	(93,292)	(199,028)	(181,693)
Income tax expense (benefit)	3,242	2,904	1,762	(4,228)
Net loss from continuing operations	(163,514)	(96,196)	(200,790)	(177,465)
Loss from discontinued operations, net of tax	(17,115)	(155,134)	(69,339)	(480,327)
Net loss	(180,629)	(251,330)	(270,129)	(657,792)
Net earnings from continuing operations attributable to noncontrolling interests	(14,605)	(23,336)	(46,711)	(11,012)
Series A preferred stock dividend accrued	(8,938)	(9,461)	(9,684)	(9,806)
Series B preferred stock dividend accrued	—	—	—	(1,798)
Net loss attributable to Bright Health Group, Inc. common shareholders	$(204,172)	$(284,127)	$(326,524)	$(680,408)
Operating Cost Ratio	25.9%	24.6%	25.0%	29.0%

(1)The 2022 quarterly Statements of Income (Loss) have been recast to reflect the move of the IFP business to discontinued operations as well as to correct the accounting for gross versus net revenue recognition conclusion from certain value-based care arrangements and an error identified in the data to account for our risk adjustment factor.

Bright Health Group, Inc. and Subsidiaries
Historical Financials
Recast Segment Information (1)
(in thousands)
(Unaudited)

Bright HealthCare	Recast 2022 Segment Information
($ in thousands)
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
Statement of income (loss) and operating data:	2022	2022	2022	2022

Revenue:
Premium revenue	$430,313	$419,594	$390,989	$411,149
Investment income (loss)	80	(29)	36	323
Total revenue	430,393	419,565	391,025	411,472
Operating expenses
Medical costs	416,200	378,801	355,347	400,586
Operating costs	41,117	43,513	43,291	59,715
Goodwill impairment	—	—	70,017	—
Depreciation and amortization	4,459	4,416	4,416	4,411
Total operating expenses	461,776	426,730	473,071	464,712
Operating loss	$(31,383)	$(7,165)	$(82,046)	$(53,240)
Medical Cost Ratio (MCR)	96.7%	90.3%	90.9%	97.4%

Consumer Care	Recast 2022 Segment Information
($ in thousands)
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
Statement of income (loss) and operating data:	2022	2022	2022	2022

Revenue:
Premium revenue	$28,649	$17,640	$33,006	$33,609
Affiliated revenue	368,053	203,965	250,594	206,421
ACO REACH revenue	182,797	137,205	145,433	188,652
Service revenue	12,392	12,811	12,079	10,731
Investment income (loss)	(40,968)	(16,184)	4,846	(3,123)
Total revenue	550,923	355,437	445,958	436,290
Operating expenses
Medical costs	566,694	326,532	403,069	548,283
Operating costs	47,281	40,320	46,302	57,799
Goodwill impairment	—	—	—	1,208
Intangible assets impairment	—	—	42,611	—
Depreciation and amortization	7,002	7,195	6,375	3,680
Total operating expenses	620,977	374,047	498,357	610,970
Operating loss	$(70,054)	$(18,610)	$(52,399)	$(174,680)

(1)The 2022 segment financials have been recast to reflect the move of the IFP business to discontinued operations as well as to correct the accounting for gross versus net revenue recognition conclusion from certain value-based care arrangements and an error identified in the data to account for our risk adjustment factor.

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA and Adjusted Operating Cost Ratio. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, Interest Expense, Income Taxes, Depreciation and Amortization, adjusted for the impact of impairment of goodwill or intangible assets, acquisition and financing-related transaction costs, share-based compensation, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination and other exit costs and restructuring costs. We define Adjusted Operating Cost Ratio as Operating Cost Ration excluding share-based compensation. These non-GAAP measures have been presented in this quarterly Earnings Release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted Operating Cost Ratio to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
($ in thousands)	2023	2022
Net loss	$(169,461)	$(180,629)
Loss from discontinued operations (a)	74,669	17,115
EBITDA adjustments from continuing operations:
Interest expense	7,787	1,193
Income tax expense (benefit)	1,259	3,242
Depreciation and amortization	9,891	12,897
Transaction costs (b)	1,849	852
Share-based compensation expense (c)	33,320	32,921
Change in fair value of equity securities	—	40,968
Change in fair value of contingent consideration (d)	(1,827)	—
Termination and other exit costs (e)	4,157	5,488
Restructuring costs (f)	3,303	6,864
EBITDA adjustments from continuing operations	$59,739	$104,425
Adjusted EBITDA	$(35,053)	$(59,089)

(a)Beginning in the fourth quarter of 2022, Adjusted EBITDA excludes the impact of discontinued operations. The comparable period in 2022 has been recast to exclude these impacts. Represents losses associated with the Commercial business segment that we exited at the end of 2022.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.
(e)Represents amounts paid for early termination of existing vendor contracts and, beginning in 2023, includes the impact of our MA legacy operations that we exited at the end of 2022. The adjustment in the comparable period in 2022 has been recast to include these impacts.
(f)Restructuring costs represent severance costs as part of a workforce reduction and impairment of certain long-lived assets relating to our decision to exit the Commercial business for the 2023 plan year.

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended March 31,
($ in thousands)	2023	2022
Operating Cost Ratio	18.6%	25.9%
Impact of Share-based compensation expense	(4.4)%	(5.4)%
Adjusted Operating Cost Ratio	14.1%	20.6%